Exhibit 10.9

THIRD AMENDMENT TO THE

AAR CORP. 2013 STOCK PLAN

(As Amended and Restated July 13, 2020)

WHEREAS, AAR CORP. (the “Company”) maintains the AAR CORP 2013 Stock Plan, as Amended and Restated Effective July 13, 2020 (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) is authorized to amend the Plan and, pursuant to the recommendation of the Human Capital and Compensation Committee of the Board, now deems it appropriate to do so.

NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective with respect to Awards made on and after March 19, 2024:

1.The Change in Control definition in Section 2.4(a) of the Plan is amended by replacing the reference to “20%” with “35%”.

IN WITNESS WHEREOF, this Third Amendment to the Plan has been executed as of the 19th day of March, 2024.

AAR CORP.

By:	/s/ Jessica A. Garascia

Senior Vice President, General Counsel, Chief Administrative Officer and Secretary